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[LOGO] June 3, 1999




Mr. Donald T. Marshall
SunSource Inc.
3000 One Logan Square
Philadelphia, Pennsylvania 19103

Dear Don:

   As you know the Board of Directors (the "Board") of SunSource, Inc. (the "Company") has been discussing with you the terms of your continued employment by the Company following the recent appointment of a new President and Chief Executive Officer of the Company (the "CEO"). The Company and you desire to facilitate a prompt and smooth transition to the CEO. This letter sets forth the terms on which you and the Company have agreed for the continuation of your employment starting April 28, 1999 (the "Commencement Date").

1. Term.

   The term of your employment under this Agreement begins on the Commencement Date and will continue until the third anniversary thereof (the "Term") unless terminated at an earlier date as provided herein.

2. Position.

   During the Term, you will continue in your role as Chairman of the Board, which will be an executive officer of the Company, and the Company will nominate you for election to the Board during the Term.

3. Duties.

   In your role as Chairman of the Board, you will serve as the chairman of the meetings of the board of directors of the Company (the "Board") and of the stockholders of the Company, and you will retain all corporate governance authority and responsibility applicable to your role as Chairman of the Board. You will also perform in your role as Chairman such executive-level duties as the Board or the CEO may assign to you from time to time. For so long as and to the extent that the CEO requests these services, your services as Chairman will include the following: advising the CEO regarding the strengths and weaknesses of key personnel;



       One Logan Square, Philadelphia, PA 19103 o Telephone: 215-282-1290
                           o Facsimile: 215-282-1309


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familiarizing the CEO with the strategies of the Company and its operating subsidiaries; advising the CEO of formal and informal reporting systems; acting as a sound board for the CEO; giving support and guidance to the CEO in order to optimize the chances for the success of the CEO; and visiting the operating companies to obtain such information and make such assessments as the Board deems desirable. It is the intention of the parties that your duties will be largely advisory in nature and will require significantly less than your full-time efforts which time commitment will continue to decrease during the Term, thereby enabling you to pursue your non-work related interests on an expanded basis.

4. Compensation.

   (a) During the Term, the Company will pay you an annual base salary (the "Base Salary") of $525,000 in the first year, $425,000 in the second year and $325,000 in the third year. The Company shall pay the Base Salary to you in accordance with its customary payroll policies for executive employees.

   (b) The Company is also granting to you on the date hereof by a separate document (the "Grant Letter") non-qualified options to purchase 150,000 shares of Common Stock of the Company at a price per share of $15.00 (the "Options") under the 1998 Equity Compensation Plan (the "Plan"). The Options shall vest and become exercisable by you at the rate of 50,000 shares on each of the first three anniversaries of the Commencement Date and shall be subject to the other terms and restrictions set forth in the Grant Letter and Plan. Except as otherwise provided in the Grant Letter, the Options will be exercisable by you until the tenth (10th) anniversary of the Date of the Grant (as defined in the Grant).

   (c) The Compensation Committee of the Board will determine from time to time whether you will receive any options in addition to those provided for herein.

   (d) During the Term, the Company will provide you access to an office and secretarial assistance at its corporate headquarters in Philadelphia. The Company will give the office that you currently occupy to the CEO.

   (e) During the Term, the Company will provide you with an automobile allowance and country club memberships consistent with such benefits that are provided to you on the date hereof plus such other fringe benefits (other than stock options) that are generally made available to other senior executives of the Company.

5. Termination Without Compensation,

   (a) If you become Disabled (as defined below), the Company may terminate the Term, and thereafter the Company would have no further liability or obligation to you except that you would receive from the Company: (i) any unpaid Base Salary and fringe benefits that have accrued through the date of termination; and (ii) whatever benefits that you may be entitled to receive under any then existing disability benefit plans of the Company that apply to you. The term "Disabled" means your becoming permanently and totally disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.


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   (b) If you die during the Term, the Term will terminate, and thereafter the
Company would not have any further liability or obligation to you, your executors, administrators, heirs, assigns or any other person claiming under or through you except that your estate would receive from the Company (i) any unpaid Base Salary and fringe benefits that have accrued through the date of termination and (ii) whatever benefits that you may be entitled to receive under any then existing life insurance plans of the Company that apply to you.

   (c) The Company may terminate the Term for "cause" by giving you notice of the termination, and thereafter the Company would not have any further liability or obligation to you, except that you would be entitled to receive from the Company any unpaid Base Salary and Fringe Benefits that have accrued through the date of termination. For purposes of this Agreement, "cause" shall mean that you have (i) breached Section 7 of this Agreement and not remedied such breach within 30 days after receiving written notice specifying the details thereof;
(ii) been engaged in proven disloyalty to the Company, including fraud, embezzlement, theft, commission of a felony or proven dishonesty, affecting the Company adversely in a material way in the course of your employment or services; or (iii) disclosed Company Information (defined in Section 8(a)) in violation of Section 8, affecting the Company adversely in a material way, provided that good faith disclosures in the performance of your duties shall not constitute cause.

6. Relief of Duties With Compensation and Benefits.

   (a) The Board shall have the right to relieve you of all of your duties during the Term without cause (as defined above) at any time by giving you 30 days' notice. Under such circumstances, the Company will pay to you the Base Salary and provide you with fringe benefits (including your car allowance and country club memberships) that would have been paid or provided to you if you had continued to perform your duties for the remainder of the Tenn. The Base Salary shall be paid in accordance with the Company's customary payroll policies maintained by the Company.

   (b) In the event that the Company shall relieve you of all of your duties under this provision during the Term without cause as defined above, or you and the Company shall mutually agree that you shall cease performing all of your duties, you shall remain an employee of the Company for all purposes and shall retain your right to exercise the Options under the Grant Letter and under the Company's 1998 Equity Compensation Plan ("Plan"), notwithstanding your having been relieved of all of your duties.


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7. Agreement Not to Compete.

   During the Restricted Period (defined below), you shall not, at any time within the Territory (defined below), directly or indirectly, engage in, or have any interest on behalf of itself or others in, any person, firm, corporation or business (whether as an employee, officer, director, agent, security holder, creditor, partner, joint venturer, beneficiary under a trust, investor, consultant or otherwise) that engages within the Territory in any of the business activities in which the Company at any time has been engaged, or at any time during the Term will have been engaged (the "Restricted Business"); provided, however, that nothing contained herein shall prevent or prohibit you from owning of record or beneficially up to 1% of the stock or equity of any corporation or other business entity engaged in the Restricted Business if such corporation or other entity is traded on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market. In addition, during the Restricted Period, you shall not directly or indirectly solicit or otherwise encourage any of the Company's employees to terminate their employment with the Company. The "Restricted Period" means the period during which the Company shall be paying you the Base Salary hereunder, whether under Section 4 or Section 6, plus an additional one year after the end of such payments. The "Territory" means any part of North America in which the Company engages in the Restricted Business during the Restricted Period.

   If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable law, including with respect to time or space, the court is hereby requested and authorized by the parties hereto to revise the foregoing restriction to include the maximum restrictions allowable under applicable law. You acknowledge, however, that this Section 7 has been negotiated by the parties hereto and that the geographical and time limitations, as well as the limitation on activities, are reasonable in light of the circumstances pertaining to the business of the Company.

8. Confidential Information.

   (a) You have had and will have possession of or access to confidential information relating to the business of the Company, including manuals, financial information, business plans, customer lists, the identity of or other facts relating to prospective customers, inventory lists, arrangements with suppliers and customers, computer programs, or other material embodying trade secrets, customer or product information or technical or business information of the Company. All such information, other than any information that (i) is in the public domain through no act or omission of you, (ii) is made available to you after the Term by an independent third party or (iii) is required by law to be disclosed, is referred to collectively as the "Company Information." During and after the Employment Term, you shall not (i) use or exploit in any manner the Company Information for yourself or any person, partnership, association, corporation or other entity other than the Company, (ii) remove any Company Information, or any reproduction thereof, from the possession or control of the Company or (iii) treat Company Information otherwise than in a confidential manner. It is understood that your possession and/or control of Company Information during your employment (and thereafter to the extent necessary to enable you to perform your duties in the event that you serve as a non-employee member of the Board of Directors of the Company) shall not constitute removal of any Company Information, or reproduction thereof, from the possession or control of the Company in violation of this Section 8.


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    (b) All Company Information developed, created or maintained by you, alone or with others, while employed by the Company and all Company Information maintained by you thereafter, shall remain at all times the exclusive property of the Company. You shall return to the Company all Company Information, and reproductions thereof, whether prepared by you or others, that are in your possession immediately upon request and in any event upon the completion of the Term.

9. Remedies.

   You expressly acknowledge that the remedy at law for any breach of Sections 7 or 8 will be inadequate and that, upon any such breach or threatened breach, the Company shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, in equity or otherwise and to enforce the specific performance of your obligations under these provisions without the necessity of proving the actual damage to the Company or the inadequacy of a legal remedy. Subject to the remainder of this Section 9, the rights conferred upon the Company by the preceding sentence shall not be exclusive of, but shall be in addition to, any other rights or remedies which the Company may have at law, in equity or otherwise.

10. General.

    (a) For purposes of Sections 7, 8, 9 and 10, the term "Company" shall be deemed to include any incorporate or unincorporated subsidiaries or Affiliates (as hereinafter defined) of the Company and any majority-owned subsidiaries thereof. The term "Affiliate" shall mean persons or entities controlling, controlled by or under common control with the applicable person or entity, as well as any officers, directors and majority-owned entities of such person or entity and of its other Affiliates. For the purposes of the foregoing, ownership, directly or indirectly, of 20% or more of the voting stock or other equity interest shall be deemed to constitute control.

    (b) The terms of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

    (c) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit and be enforceable by the respective heirs, representatives, successors (including any successor as a result of a merger or similar reorganization) and assigns of the parties hereto, except that your duties and responsibilities are of a personal nature and shall not be assignable in whole or in part by you.

    (d) All notices required to be given under this Agreement shall be in writing and shall be deemed to have been given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent by Federal Express or other overnight delivery service, addressed as follows: if to the Company, to the Company's corporate headquarters, attention the Chief Executive Officer, and if to you, to you at the most residential address on file with the Company for you.


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    (e) This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto. As of the date hereof, all prior agreements and understandings, including all employment agreements and any other employment arrangements, between you and the Company are hereby terminated and shall be of no further force and effect from and after the date hereof, except that this Agreement shall not affect your right to receive any unpaid salary or fringe benefits that has accrued as of the date hereof nor shall this Agreement affect you or the Company's rights and obligations under the Company's Deferred Compensation Plan for Key Employees or your Nonqualified Stock Option Grants, dated July 30, 1998 and March 5, 1999.

    (f) No waiver of any breach of this Agreement shall be construed to be a waiver as to succeeding breaches.

    (g) If any provision of this Agreement or application thereof to anyone under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any other jurisdiction.

    (h) Unless the context of this Agreement clearly requires otherwise, (i) references to the plural include the singular, the singular the plural, the part the whole, (ii) references to one gender include all genders, (iii) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (iv) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

    (i) This Agreement may be executed in any number of counterparts, each of which shall be binding as of the date first written above. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.


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    (j) Notwithstanding the termination of the Term and your employment by the
Company, this Agreement shall continue to bind the parties hereto for so long as any obligations remain under the terms of this Agreement.

    IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto duly executed this Agreement as of the day and year first written above.

                                                 SUNSOURCE, INC.


                                                 By: /s/ Joseph M. Corvino
                                                     ---------------------------


                                                 Name: Joseph M. Corvino
                                                       -------------------------
                                                 Title: Vice President - Finance
                                                        ------------------------

                                                 /s/ Donald T. Marshall
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                                                 DONALD T. MARSHALL


APPROVED AND RATIFIED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS.


                                                 /s/ XXXXXXXXXXXXXXXXXXXXX
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